[LOGO] On2
TECHNOLOGIES

                                                          STOCK OPTION AGREEMENT

      THIS STOCK OPTION AGREEMENT (the "Agreement") dated as of ______________, is entered into between ___________[insert name] (the "Grantee") and On2 Technologies, Inc., a Delaware corporation (the "Company"). The Company grants to Grantee a non-qualified stock option (the "Option") to purchase ______ shares (the "Option Shares") of common stock, par value $0.01 per share, of the Company ("Common Stock"), pursuant to the Company's On2 Technologies, Inc. 2005 Incentive Compensation Plan (as such may be amended from time to time, the "Plan").

1.    Basic Terms of Option.

      (a) Type of Option. For federal income tax purposes, this Option is intended to be treated as a [non-qualified] [qualified] Option.

      (b) Term of Option. The Option shall expire on the earlier of _______________[Eight years from Grant Date or three (3) months after the termination of Grantee's [employment with the Company][director status].

      (c) Purchase Price. The purchase price per Option Share (the "Purchase Price") shall be $_______ [Fill in closing price of stock on the day before the date of grant] . The Purchase Price shall be payable in cash or in shares of Common Stock, as permitted by the Plan.

      (d)   Vesting.  The Options shall vest and become  exercisable as follows:
            [____]. In the event the Grantee's [employment with the Company][director status] shall terminate before the Option has fully vested, the unvested portion of the Option shall automatically terminate on the date of such termination.

      (e) Method of Exercise. The Option shall be exercisable in whole or in part at any time, or from time to time, in accordance with the terms hereof and of the Plan and in accordance with applicable federal and state laws and regulations. The Option, however, may not at any time be exercised with respect to a fractional share. The Grantee shall provide written notice of exercise of the Option to the Company substantially in the form of Annex A hereto.

2.    Definitions.

      Unless defined elsewhere in this Agreement, the capitalized terms used in this Agreement shall have the meanings ascribed thereto in the Plan.

3.    Exercise of Option.

      (a) The Option is exercisable upon the presentation and surrender of this Agreement and written notice of exercise of the Option substantially in the form of Annex A hereto, accompanied by payment of the Purchase Price: (i) in lawful money of the United States of America in cash or by check made payable to the Company or (ii) in shares of Common Stock in accordance with Section 3(b) hereof.

      (b) In order to exercise in accordance with Section 3(a)(ii) and in lieu of any cash payment required thereunder, Grantee may substitute for all or any portion of the cash payment, shares of the Common Stock owned by him duly endorsed for transfer having a Market Price on the date of exercise at least equal to the payment or portion thereof or Grantee may exercise by means of a so-called "cashless exercise" pursuant to which Common Stock may be issued directly to Grantee's designated broker/dealer upon receipt by the Company of the Option Price in cash from such broker/dealer.

      (c) (i) As used herein, the phrase "Market Price" of the Option Shares, at any date shall be deemed to be the last reported sale price, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the last three (3) trading days, in either case as officially reported by the principal securities exchange on which the Option Shares are listed or admitted to trading, or, if the Option Shares are not listed or admitted to trading on any national securities exchange or quoted by the National Association of Securities Dealers Automated Quotation System ("Nasdaq"), the average closing bid price as furnished by the National Association of Securities Dealers, Inc. ("NASD") through Nasdaq or similar organization if Nasdaq is no longer reporting such information.

            (ii) If the Market Price of the Option Shares cannot be determined pursuant to Section 3(c)(i) above, the Market Price of the Option Shares shall be determined in good faith (using customary valuation methods) by resolution of the members of the Board of Directors of the Company, based on the best information available to it.

      (d) Rights as Stockholder. Grantee shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until certificates representing such Option Shares shall have been issued by the Company in accordance with the terms hereof.


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

      (e) Legend. The Option Shares, unless registered under the Securities Act of 1933 (the "Act"), shall bear the following legend:

                  THE  SHARES  OF  STOCK  REPRESENTED  BY THIS
                  CERTIFICATE  HAVE NOT BEEN REGISTERED  UNDER
                  THE  SECURITIES ACT OF 1933, AS AMENDED (THE
                  "ACT"),  OR ANY STATE SECURITIES OR BLUE SKY
                  LAWS AND MAY NOT BE SOLD OR  TRANSFERRED  IN
                  THE  ABSENCE  OF  SUCH  REGISTRATION  OR  AN
                  EXEMPTION  THEREFROM  UNDER SAID ACT OR SAID
                  LAWS.

      (f) Transfer of Option. The Option is not transferable (other than by will or the laws of descent and distribution) by the Grantee and is exercisable only by the Grantee during Grantee's lifetime. The Grantee hereby represents and warrants that the Option granted hereunder and the Option Shares purchased by him/her pursuant to the exercise of all or any part of this Option are and will be acquired by him/her for investment only, and not with a view to public sale or distribution. The Company is relying on this representation in granting this Option. Each provision of this paragraph is subject to the condition that in no event may the Option be exercised after eight (8) years from the date of grant.

      (g) Restriction Relating to Certain Mergers. In the event of a merger or consolidation of the Company with a third party which is proposed to be accounted for as a pooling of interests, the Grantee shall, if so requested by the Company and notwithstanding any other provision of this Agreement, agree not to sell, assign, gift or in any other way reduce his or her risk relative to the Option Shares, and all other shares of Common Stock owned by the Grantee for such period after the consummation of such merger or consolidation as the Company shall, upon the advice of its outside accountants, conclusively determine as necessary to ensure that such merger or consolidation may be validly accounted for as a pooling of interests.

      (h) Conditions to Issuance to be Satisfied. The Company shall not be required to issue or deliver any certificate representing Option Shares, in whole or part, until (i) such shares are qualified for delivery under such securities laws and regulations or listing requirements as may be deemed by the Board of Directors to be applicable thereto, (ii) payment in full of the Purchase Price is received by the Company in cash or stock as provided in Section 1(c) hereof, (iii) receipt of any consents or approvals of any governmental regulatory authority that are necessary or desirable, as determined by the Board of Directors, as a condition of, or in connection with, the granting of this Option or the issuance or purchase of Option Shares, and (iv) payment in cash of any applicable withholding taxes is received by the Company.


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

      (i) Transfer of Option Shares. Upon the exercise of this Option, Grantee shall not transfer, encumber or otherwise dispose of the Option Shares so purchased unless: (i) an effective registration covering such Option Shares has been filed pursuant to the Act, and applicable state law, and such registration remains effective through the date of such transfer, encumbrance or other disposition, or (ii) the Company receives an opinion from the Grantee's counsel, in form reasonably satisfactory to the Company and its counsel, that such transfer is not in violation of applicable federal or state laws and regulations.

4.    General Provisions.

      (a) Administration and Construction. The provisions hereof shall be administered and construed by the Board of Directors, whose decisions shall be conclusive and binding on the Company, the Grantee and anyone claiming under or through either of them. By the Grantee's acceptance of this Agreement, the Grantee and each person claiming under or through the Grantee irrevocably consents and agrees to all actions, decisions and determinations to be taken or made by the Board of Directors in good faith pursuant to this Agreement and the Plan. The Board of Directors may delegate any or all of its duties hereunder and under the Plan to a committee of the Board of Directors in accordance with the Plan.

      (b) No Employment Rights. No provision of this Agreement or of the Plan shall confer upon the Grantee any right to employment by the Company or any of its subsidiaries or shall in any way affect the right of the Company or any such subsidiary to terminate the association with the Grantee at any time for any reason or no reason or shall impose upon the Company or any of its subsidiaries any liability for any forfeiture of any unvested portion of the Option which may result under this Agreement if the Grantee's association with the Company is so terminated.

      (c) Recapitalization. If the Grantee receives, with respect to the Option, any other option or warrant to purchase securities of the Company or of any other entity as a result of any recapitalization, merger, consolidation, combination, or exchange of shares or a similar corporate change, any such other option or warrant received by the Grantee shall likewise be subject to the terms and conditions of this Agreement and shall be included in the term "Option." Similarly, any securities or other property as to which such other option or warrant is exercisable shall be included in the term "Option Shares." In the event of any such corporate change, the Purchase Price set forth in Section 1(c) shall be appropriately adjusted by the Board of Directors such that the aggregate price for all such Option Shares is not changed.

      (d) Legal Representative. In the event of the Grantee's dissolution, reference in this Agreement to the Grantee shall be deemed to refer to his or her legal representative or, where appropriate, to such person to whom the Grantee's rights under the Plan shall have passed by agreement or by the laws of inheritance.


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

      (e) Holidays. If any event provided for in this Agreement is scheduled to take place on a legal holiday, such event shall take place on the next succeeding day that is not a legal holiday.

      (f) Notices to the Company. Any notice or other communication to the Company pursuant to any provision of this Agreement shall be deemed to have been delivered when delivered in person to the Corporate Secretary of the Company or when deposited in the United States mail, first class postage prepaid, addressed to 21 Corporate Drive, Suite 103, Clifton Park, New York 12065, or at such other address of which the Company may from time to time give the Grantee written notice in accordance with Section 4(g) hereof.

      (g) Notices to the Grantee. Any notice or other communication to the Grantee pursuant to any provision of this Agreement shall be deemed to have been delivered when delivered to the Grantee in person or when deposited in the United States mail, first class postage prepaid, addressed to the Grantee at his or her address on the security holder records of the Company or at such other address of which the Grantee may from time to time give the Company written notice in accordance with Section 4(f) hereof.

      (h) Agreement Subject to Plan. This Agreement is being executed and delivered pursuant to and is subject in all events to the Plan, a copy of which is being delivered to the Grantee concurrently with this Agreement and which is incorporated in this Agreement by reference. Each provision of this Agreement shall be administered and construed in accordance with the Plan, and any provision that cannot be so administered or construed shall to that extent be disregarded.

      (i) Pronouns. The use herein of masculine or feminine pronouns shall be deemed to include the entity of the Grantee, whether a person, corporation, limited liability company, partnership or other business association.

      (j) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of any successor or assignee of the Company and to any executor, administrator, legal representative, legatee or distributee of the Grantee.


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

      (k) Amendment. The Board of Directors of the Company may modify or amend this Option if it determines, in its sole discretion, that amendment is necessary or advisable, in light of any addition or change in the Code or in the regulations issued thereunder, or any federal or state securities laws or other applicable laws or regulations, which change occurs after the date hereof and by its terms applies to this Option. However, no amendment of this Option may, without the consent of the Grantee, make any changes which would adversely affect the rights of the Grantee.

                            [Signature Page Follows]


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

            IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement, to be effective as of the day and year written above.

                                            ON2 TECHNOLOGIES, INC.


                                            By:
                                               ---------------------------------
                                            Name:  [__________]
                                            Title: [__________]



                                            ------------------------------------
                                            [Insert Name of Grantee]


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

                                     ANNEX A

On2 Technologies, Inc.
21 Corporate Drive
Suite 103
Clifton Park, NY 12065

Attn: Human Resources

Dear Sir/Madam:

            I am an optionee under the On2 Technologies, Inc. On2 Technologies, Inc. 2005 Incentive Compensation Plan (the "Plan"), having been granted on ____________ an option for ____________ shares at an exercise price of
______________ per share. Of such grant, options for ______________ shares remain unexercised and unexpired as of this date.

            I hereby exercise the aforesaid options for ___________ shares (the "Option Shares") and enclose [my check of $__________________________] [a certificate representing ______________ shares of common stock of On2 Technologies, Inc.] in payment of the purchase price for the Option Shares.

                                            Very truly yours,


                                            Sign Name:
                                                      --------------------------
                                            Print Name:
                                                        ------------------------
                                            Dated:
                                                  ------------------------------


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